Exhibit 32.1

WMIH CORP.

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (the “Report”) of WMIH Corp. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof, the undersigned, in the capacities and on the dates indicated below, each certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge (1) the Report fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2017	By:	/s/ William C. Gallagher
William C. Gallagher,
Chief Executive Officer
Date: November 9, 2017	By:	/s/ Timothy F. Jaeger
Timothy F. Jaeger,
Interim Chief Financial Officer